UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2014

State Street Corporation

(Exact name of registrant as specified in its charter)

Massachusetts	001-07511	04-2456637
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

One Lincoln Street, Boston, Massachusetts	02111
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 786-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On December 11, 2014, State Street Corporation’s Board of Directors appointed Michael F. Rogers to the offices of president and chief operating officer. Mr. Rogers, age 57, joined State Street in 2007 as part of our acquisition of Investors Financial Services Corp., and, since November 2011, he has served as executive vice president and head of Global Markets and Global Services-Americas. He has served as head of Global Services, including alternative investment solutions, for all of the Americas since March 2010. Mr. Rogers was previously head of the Relationship Management group, a role which he held beginning in 2009. From July 2007 to 2009, Mr. Rogers led the post-acquisition Investors Financial Services Corp. business and its integration into State Street. Before joining State Street at the time of the acquisition, Mr. Rogers spent 27 years at Investors Financial Services Corp. and its predecessors in various capacities, with his final role as president beginning in 2001. In connection with, and as a result of, this appointment, Joseph L. Hooley, State Street’s chairman and chief executive officer, ceased to serve in the roles of president and chief operating officer.

Election of Director

Also on December 11, 2014, State Street Corporation’s Board of Directors elected William C. Freda as a director of the corporation. There are no arrangements or understandings between Mr. Freda and any other persons pursuant to which Mr. Freda was elected as a director of the corporation. Mr. Freda will be entitled to applicable meeting fees and a pro rata share of the 2014-2015 annual retainer and stock award director compensation arrangements under terms consistent with those previously disclosed in State Street’s definitive proxy statement for its 2014 annual meeting of shareholders and in Exhibit 10.13 to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2013. The pro-rated deferred stock award will be based on the closing price of State Street’s common stock on the New York Stock Exchange on the date of election. Mr. Freda was also elected to the Board of Directors of State Street Bank and Trust Company. He will be entitled to enter into indemnification agreements with State Street Corporation and with State Street Bank and Trust Company consistent with the forms of indemnification agreements entered into by State Street’s other non-employee directors and previously disclosed in Exhibits 10.18A and 10.18C to State Street’s annual report on Form 10-K for the fiscal year ended December 31, 2013.

Amendment to Executive Supplemental Retirement Plan

Separately, on December 11, 2014, the Executive Compensation Committee of State Street Corporation’s Board of Directors approved an amendment to State Street’s Executive Supplemental Retirement Plan to eliminate annual defined contribution benefits for the 2015 compensation year for all plan participants. As participants in the plan, the amendment affects each of our current “named executive officers” identified for compensation disclosure purposes in State Street’s definitive proxy statement for its 2014 annual meeting of shareholders. In general, the plan provides all of our current named executive officers with a defined contribution retirement benefit and all of our current named executive officers, other than Michael F. Rogers and Michael W. Bell, with a frozen defined benefit. The plan is described in State Street’s definitive proxy statement for its 2014 annual meeting of shareholders.

Pursuant to the December 2014 amendment, for each of our current named executive officers, both the $200,000 2015 annual defined contribution credit and the $200,000 2015 annual defined contribution deferred stock grant were reduced to zero. The amendment applies to the 2015 compensation year (with contributions for that year scheduled to be credited in the first quarter of 2016) and does not affect contributions for the 2014 compensation year (scheduled to be credited in the first quarter of 2015) or for compensation years subsequent to 2015.

Our current named executive officers identified for compensation disclosure purposes in State Street’s definitive proxy statement for its 2014 annual meeting of shareholders are: Joseph L. Hooley, Chairman and Chief Executive Officer; Michael F. Rogers, President and Chief Operating Officer; Joseph C. Antonellis, Vice Chairman; James S. Phalen, Vice Chairman; and Michael W. Bell, Executive Vice President and Chief Financial Officer.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STATE STREET CORPORATION

By:	/s/ Jeffrey N. Carp
Name: Title:	Jeffrey N. Carp Executive Vice President and Chief Legal Officer

Date: December 17, 2014